Exhibit (d)(4)

PDL BIOPHARMA, INC.

2.875% SERIES 2011 CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

INDENTURE

DATED AS OF JANUARY     , 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A.

AS TRUSTEE

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	8.1
(a)(2)	8.1
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.1
(b)	8.8; 8.10; 11.2
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	2.5
(b)	N.A.
(c)	N.A.
313(a)	None
(b)(1)	N.A.
(b)(2)	None
(c)	None
(d)	None
314(a)	5.3; 11.2
(b)	N.A.
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	N.A.
(e)	11.4
315(a)	8.1(b)
(b)	8.5; 11.2
(c)	8.1(a)
(d)	8.1(c)
(e)	7.11
316(a)(last sentence)	11.6
(a)(1)(A)	7.5
(a)(1)(B)	7.4
(a)(2)	N.A.
(b)	7.7
317(a)(1)	7.8
(a)(2)	7.9
(b)	2.4
318(a)	None

N.A. means Not Applicable.

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Section 11.17	WAIVER OF JURY TRIAL	61

v

THIS INDENTURE dated as of January [•], 2012, is between PDL BioPharma, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company’s 2.875% Series 2011 Convertible Senior Notes due February 15, 2015.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

“Additional Shares Table” means the table set forth in Schedule I hereto.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control”, when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Conversion Rate” means, at the time any determination thereof is to be made, the Initial Conversion Rate as adjusted pursuant to Sections 3.10 and 4.6.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bid Solicitation Agent” means the Company or an investment bank as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement Averaging Period” with respect to any Security means the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately after such Conversion Date, except that “Cash Settlement Averaging Period” means, with respect to any Conversion Date occurring during the period beginning on, and including, August 15, 2014, and ending at close of business on the second Scheduled Trading Day immediately prior to the Final Maturity Date, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Final Maturity Date.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means January [•], 2012.

“Closing Price” of the Common Stock on any date means the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and ask prices in either case on the Nasdaq Global Select Market or, if the Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq Global Select Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on the NASDAQ Global Select Market or, in case no reported sales take place, the average of the closing bid and ask prices as quoted on the NASDAQ Global Select Market or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and ask prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the “Closing Price” shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture, and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” means, in respect of each Security, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one twentieth (1/20th) of the product of (i) the Applicable Conversion Rate multiplied by (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 4.3(b).

“Daily Share Amount” has the meaning specified in Section 4.3(b)(ii).

“Daily VWAP” means, in respect of the Common Stock on any Trading Day, the per share volume-weighted average price on the NASDAQ Global Select Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PDLI.Q <equity> VAP” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined in a commercially reasonable manner by the Board of Directors or by a nationally recognized independent investment banking firm retained for the purpose by the Company, using a volume-weighted average price method). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Agreement Securities” means Securities issued pursuant to one or more agreements entered into between the Company and certain acquirers who are acquiring the Securities solely in exchange for other securities of the Company.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means, in respect of any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market (used to determine the Closing Price), regular way, without the right to receive such issuance, dividend or distribution from the Company, whether directly or indirectly by due bills or otherwise.

“Final Maturity Date” means February 15, 2015.

“Fundamental Change” means the occurrence of any of the following at a time after the Securities are originally issued:

(a) The Common Stock (or other common stock into which the Securities are convertible or American Depository shares representing such common stock) is neither traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another United States national securities exchange nor quoted on an established automated over-the-counter trading market in the United States; or

(b) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

(c) the Company merges or consolidates with or into any other Person (other than a Subsidiary of the Company), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:

(i) that does not result in a reclassification, conversion, exchange or cancellation of any outstanding Common Stock;

(ii) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

(iii) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Repurchase Date” means the date specified as such in the notice delivered to Holders pursuant to Section 3.9(c) hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a permanent Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Conversion Rate” means [•] shares of Common Stock per $1,000 principal amount of Securities.

“Issuance Date” means the date on which the Securities are first authenticated and issued.

“Majority-owned” for the purposes of this definition means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the respective Person’s Voting Stock.

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session on any Scheduled Trading Day or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.7 and 5.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Participant” means a Person who has an account with the Depositary.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Public Acquirer Change of Control” means any event constituting a Fundamental Change that would otherwise give Holders the right to cause the Company to repurchase the Securities under Section 3.9 where either (a) the acquirer or (b) if not the acquirer, a direct or indirect majority-owned Subsidiary of the acquirer or (c) if not the acquirer or any direct or indirect majority-owned Subsidiary of the acquirer, a corporation by which the acquirer is majority-owned has a class of common stock (or American Depository Shares representing such common stock) traded on a U.S. national securities exchange or quoted on the NASDAQ Global Select Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.

“Public Acquirer Common Stock” means the class of common stock (or American Depository Shares representing such common stock) of an entity referred to in sections (a), (b) or (c) of the first sentence of the definition of “Public Acquirer Change of Control.”

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Series 2011 2.875% Convertible Senior Notes due February 15, 2015 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture, including any Exchange Agreement Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means, with respect to any security, each day (i) which is Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded and (ii) on which there is no Market Disruption Event.

“Trading Price” means, per $1,000 principal amount of the Securities on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but only two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2 OTHER DEFINITIONS

Term	Defined in Section
Additional Securities	2.14
Additional Shares	3.10(a)
Agent Members	2.1(b)
Bankruptcy Law	7.1
Company Order	2.2
Conversion Agent	2.3
Conversion Date	4.2
Custodian	7.1
Depositary	2.1(a)
DTC	2.1(a)
Event of Default	7.1
Fundamental Change Repurchase Price	3.9(a)
Indenture Shares	4.9
Legal Holiday	11.7
Maximum Shares	4.9
Paying Agent	2.3
Primary Registrar	2.3
Public Acquisition Notice	3.11
Reference Property	4.8
Registrar	2.3
Settlement Amount	4.3(a)
Stock Price	3.10(b)

SECTION 1.3 RESERVED.

SECTION 1.4 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(A) a term has the meaning assigned to it;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) words in the singular include the plural, and words in the plural include the singular;

(D) provisions apply to successive events and transactions;

(E) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(F) the masculine gender includes the feminine and the neuter;

(G) references to agreements and other instruments include subsequent amendments thereto; and

(H) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

SECTION 2.1 FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to an exchange offer whereby certain initial acquirers are acquiring the Securities solely in exchange for other securities of the Company.

(a) Global Securities. The Securities issued on the Closing Date are being offered and sold in reliance on Section 3(a)(9) of the Securities Act, shall be issued in the form of one or more Global Securities which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of these Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

SECTION 2.2 EXECUTION AND AUTHENTICATION.

An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the

Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Closing Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, Global Securities in the aggregate principal amount of $[•]. After the Closing Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Securities or Exchange Agreement Securities issued pursuant to Section 2.14. The Trustee shall so authenticate and make available for delivery Securities upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated.

The Company at any time or from time to time may, without the consent of any Holder, issue Additional Securities pursuant to Section 2.14, which Additional Securities shall be entitled to all of the benefits of this Indenture. Such Additional Securities will be deemed Securities for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.1 and Article 9).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be The Bank of New York Mellon, an Affiliate of the Trustee, as agent of the Trustee located at 101 Barclay Street, Floor 4, New York, New York 10286, Attention: Corporate Trust Administration, one such office or agency of the Company for each of the aforesaid purposes.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5 SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6 TRANSFER AND EXCHANGE.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.11, 4.2 (last paragraph) or 11.5.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a notice pursuant to Section 3.9(d) hereof has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 REPLACEMENT SECURITIES.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such

Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8 OUTSTANDING SECURITIES.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9 TREASURY SECURITIES.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10 TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11 CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue any new Securities to replace any Securities that any Holder has converted pursuant to Article 4.

SECTION 2.12 ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

(a) No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(c) As used in Section 2.12(b), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(d) (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13 CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 2.14 ADDITIONAL SECURITIES.

If authorized by a resolution of the Board of Directors, the Company shall be entitled to issue additional Securities under this Indenture (“Additional Securities”) which shall have substantially identical terms as the Securities, other than with respect to the date of issuance, issue price and the amount of interest payable on the first interest payment date applicable thereto; provided that such issuance shall be made in compliance with this Indenture; provided, further, that no Additional Securities may be issued with the same “CUSIP”, “ISIN” or “Common Code” number as other Securities unless it is so permitted in accordance with applicable law. The Securities issued on the Closing Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:

(1) the aggregate principal amount of Securities outstanding immediately prior to the issuance of such Additional Securities;

(2) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(3) the issue price, if any, and the issue date of such Additional Securities and the amount of interest payable on the first interest payment date applicable thereto;

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Securities; and

(5) whether or not such Additional Securities are Exchange Agreement Securities.

In connection with the authentication of any Additional Securities, the Trustee shall receive, and will be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.14, that such form has been established in conformity with the provisions of this Indenture,

(2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.14, that such terms have been established in conformity with the provisions of this Indenture,

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(4) that all conditions precedent to the execution and delivery by the Company of such Securities have been complied with, and the issuance of the Securities is in compliance with the Indenture.

ARTICLE 3

PURCHASES

SECTION 3.1 RESERVED.

(a)

SECTION 3.2 RESERVED.

SECTION 3.3 RESERVED.

SECTION 3.4 RESERVED.

SECTION 3.5 RESERVED.

SECTION 3.6 RESERVED.

SECTION 3.7 RESERVED.

SECTION 3.8 RESERVED.

SECTION 3.9 REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

(a) Subject to the satisfaction of the requirements of this Section 3.9, if a Fundamental Change occurs at any time prior to the Final Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change described in Section 3.9 (c), have the right (subject to the Company’s rights upon delivery of a Public Acquisition Notice, as defined in Section 3.11) to require the Company to repurchase any or all of such Holder’s Securities for cash in an amount equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental Change Repurchase Price will not include the amount of accrued and unpaid interest payable on such interest payment date, and such accrued and unpaid interest will be paid to the Holder of record at the close of business on the corresponding interest payment record date.

(b) Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase any Securities if a Fundamental Change described in clause (b) or (c) in the definition of Fundamental Change occurs (and the Company will not be required to deliver the notice described in Section 3.9(c)), if either:

(1) the Closing Price for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the effective date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of ten consecutive Trading Days ending immediately before the effective date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (c) of the definition of Fundamental Change, equals or exceeds 105% of the quotient of $1,000 divided by the Applicable Conversion Rate in effect on each of those five Trading Days; or

(2) at least 95% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or (c) of the definition of Fundamental Change consists of shares of Capital Stock (or American Depository Shares representing such Capital Stock) traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another United States national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into shares of such Capital Stock (or American Depository Shares representing such Capital Stock), subject to the provisions set forth under Section 4.3 of this Indenture.

(c) Subject to Section 3.9(b) and 3.11, on or before the 15th day after the effective date of a Fundamental Change (which Fundamental Change results in the Holders of such Securities having the right to cause the Company to repurchase their securities) the Company will provide to all Holders of the Securities, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state:

(1) the events causing the Fundamental Change;

(2) whether the Fundamental Change falls under clause (b) or (c) of the definition of Fundamental Change, in which case the conversion adjustments described in Section 3.10 will be applicable;

(3) the effective date of the Fundamental Change;

(4) the last date on which a Holder may exercise its repurchase right;

(5) the Fundamental Change Repurchase Price;

(6) the Fundamental Change Repurchase Date;

(7) the name and address of the Paying Agent and the Conversion Agent;

(8) the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(9) that the Securities with respect to which a Fundamental Change repurchase notice has been given by the Holder may be converted only if the Holder withdraws the Fundamental Change repurchase notice as described in clause (d) below; and

(10) the procedures that Holders must follow to require the Company to repurchase their Securities and to withdraw any repurchase notice.

Substantially simultaneously with providing such notice, the Company will issue a press release and publish the information through a public medium customary for such press releases.

(d) To exercise the repurchase right in connection with a Fundamental Change, a Holder must, before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, deliver the Securities to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying

Agent, and must deliver the Fundamental Change repurchase notice duly completed to the Paying Agent. The Fundamental Change repurchase notice must state:

(1) if the Securities are certificated, the certificate numbers of the Securities to be delivered for repurchase;

(2) the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

(3) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

If the Securities are not in certificated form, the repurchase notice must comply with the Applicable Procedures.

A Holder may withdraw any Fundamental Change repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state:

(4) the principal amount of the Securities for which the repurchase notice has been withdrawn;

(5) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(6) the principal amount, if any, that remains subject to the repurchase notice. If the Securities are not in certificated form, the withdrawal notice must comply with the Applicable Procedures.

(e) The Company must repurchase the Securities for which a Fundamental Change repurchase notice has been delivered and not withdrawn no less than 20 and no more than 35 days after the date of the Company’s notice of the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law. To receive payment of the Fundamental Change Repurchase Price, a Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the repurchase notice. Holders will receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or the delivery of the Securities. If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Securities on or prior to the Business Day following the Fundamental Change Repurchase Date, then:

(1) the Securities will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and

(2) all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities).

SECTION 3.10 ADJUSTMENT TO APPLICABLE CONVERSION RATE UPON A FUNDAMENTAL CHANGE.

(a) If and only to the extent that a Holder converts Securities in connection with a Fundamental Change described in clause (b) or (c) of the definition of Fundamental Change (and subject to the Company’s rights upon delivery of a Public Acquisition Notice as defined in Section 3.11), the Company will increase the Applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares (the “Additional Shares”) as described in this Section 3.10; provided, however, that no increase will be made in the case of a Fundamental Change if at least 95% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock (or American Depository Shares representing such Capital Stock) traded on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another United States national securities exchange or quoted an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such Fundamental Change transaction the Securities become convertible into the consideration paid for the Common Stock (consisting, as described above, of at least 95% such Capital Stock (or American Depositary Shares representing such Capital Stock)), subject to the provisions set forth under Section 4.3 of this Indenture.

(b) The number of Additional Shares will be determined by reference to the Additional Shares Table, based on the effective date of the Fundamental Change transaction and the price (the “Stock Price”) paid per share of Common Stock in such Fundamental Change transaction. If holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock. Otherwise, the Stock Price will be the average of the Closing Prices of the Common Stock on each of the five consecutive Trading Days prior to but not including the effective date of the Fundamental Change.

(c) A conversion of Securities by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the conversion notice is received by the Conversion Agent on or subsequent to the effective date of the Fundamental Change and prior to the 45th day following the effective date of the Fundamental Change (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date).

(d) The Stock Prices set forth in the first row of the Additional Shares Table (i.e., the column headers) will be adjusted as of any date on which the Applicable Conversion Rate is adjusted, as described in Section 4.6. The adjusted Stock Prices will equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, (A) the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (B) the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and for the same events as the Applicable Conversion Rate as set forth in Section 4.6.

(e) The exact Stock Price and effective date of the Fundamental Change may not be set forth on the Additional Shares Table; in which case, if the Stock Price is:

(1) between two Stock Price amounts on the Additional Shares Table or the effective date of the Fundamental Change is between two dates on the Additional Shares Table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(2) more than $[•] per share (subject to adjustment), no Additional Shares will be issued upon conversion; and

(3) less than $[•] per share (subject to adjustment), no Additional Shares will be issued upon conversion.

(f) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed [•] per $1,000 principal amount of Securities, subject to adjustment in the same manner and for the same events as the Applicable Conversion Rate as set forth in Section 4.6.

SECTION 3.11 PUBLIC ACQUIRER CHANGE OF CONTROL.

(a) Within 15 Trading Days prior to but not including the expected effective date of a Public Acquirer Change of Control, the Company will provide a notice (a “Public Acquisition Notice”) to all Holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

(1) elect to adjust the Applicable Conversion Rate and related conversion obligation as described in this Section 3.11, in which case the Holders will not have the right to require the Company to repurchase their Securities as described in Section 3.9 and will not have the right to the Applicable Conversion Rate adjustment described in Section 3.10; or

(2) not elect to adjust the Applicable Conversion Rate and related conversion obligation as described in this Section 3.11, in which case the Holders will have the right (if applicable) to require the Company to repurchase their Securities as described in Section 3.9 and/or the right (if applicable) to an Applicable Conversion Rate adjustment as described in Section 3.10, in each case in accordance with the respective provisions of those Sections.

(b) Notwithstanding any other provision of this Section 3.11, the Company will not provide such notice if the expected effective date of a Public Acquirer Change of Control is on or after the 22nd Scheduled Trading Day prior to the Final Maturity Date and, whether or not such notice is provided, no election to adjust the Applicable Conversion Rate and related conversion obligation as described in this Section 3.11 shall be effective if the actual effective date of a Public Acquirer Change of Control is on or after the 22nd Scheduled Trading Day prior to the Final Maturity Date.

(c) If the Public Acquisition Notice indicates that the Company is making the election described in Section 3.11(a)(1), then the Applicable Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control, Holders of the Securities will be entitled to convert their Securities into cash and, if applicable, a number of shares of Public Acquirer Common Stock based on the calculation of the Settlement Amount pursuant to Section 4.3 (and, for such purposes, references to Common Stock in Section 4.3 shall be deemed to be references to the Public Acquirer Common Stock) and the Applicable Conversion Rate will be adjusted by multiplying the Applicable Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

(1) the numerator of which will be (A) in the case of a consolidation, merger or binding share exchange, pursuant to which Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control; and

(2) the denominator of which will be the average of the Closing Price of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control.

SECTION 3.12 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

In connection with any offer to purchase or purchase of Securities under Section 3.9, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.9 through 3.12 to be exercised in the time and in the manner specified therein.

SECTION 3.13 REPAYMENT TO THE COMPANY.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 exceeds the aggregate Fundamental Change Repurchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE 4

CONVERSION

SECTION 4.1 CONVERSION PRIVILEGE.

Subject to the further provisions of this Article 4 and paragraph 10 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the last Business Date prior to the Final Maturity Date, at the Applicable Conversion Rate in effect on the Conversion Date; provided, however, that, if such Security is submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased), (x) prior to the close of business on the Business Day immediately preceding August 15, 2014, only upon satisfaction of one or more of the conditions described in clauses through (iv) below and (y) on or after August 15, 2014, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding February 15, 2015, irrespective of the conditions described in clauses (i) through (iv) below:

(i) Prior to the close of business on the Business Day immediately preceding August 15, 2014, a Holder of Securities may surrender all or a portion of its Securities for conversion in any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending December 31, 2011, if the Closing Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price on the last day of such preceding fiscal quarter. The Company shall determine at the beginning of each fiscal quarter after the fiscal quarter ending December 31, 2011, whether the Securities are convertible as a result of the price of the Common Stock, and if the Company determines that the Securities are convertible in accordance with this Section 4.1(i), the Company shall notify the Trustee and the Conversion Agent in writing.

(ii) Prior to the close of business on the Business Day immediately preceding August 15, 2014, a Holder of Securities may surrender Securities for conversion during the five-Business-Day-period immediately after any five-consecutive-Trading-Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 4.01(ii), for each Trading Day of such period was less than 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate on each such Trading Day (the “Trading Price Condition”), subject to compliance with the procedures and conditions set forth in this Section 4.01(ii) concerning the obligation to make a trading price determination, in which event the Trading Price Condition shall be met. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 4.01(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate. Promptly following receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate. If, upon presentation of such reasonable evidence by the Holder, the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company does not obtain) bids when required, the Trading Price per $1,000 principal amount of the Securities shall be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate on each day the Company fails to do so. If the Trading Price Condition has been met, the Company shall, as soon as practicable following the condition being met, so notify the Holders, the Trustee and the Conversion Agent in writing. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Applicable Conversion Rate for such date, the Company shall so notify the holders of the Securities, the Trustee and the Conversion Agent in writing.

(iii) Prior to the close of business on the Business Day immediately preceding August 15, 2014, if the Company elects to:

(A) distribute to all or substantially all holders of Common Stock rights or warrants entitling them for a period expiring within 60 calendar days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders at least 20 Business Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time from, and including, the date the Company mails such notice until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the date of the Company’s announcement that such distribution shall not take place, even if the Securities are not otherwise convertible at such time. No Holder may exercise its right to convert its Securities under the provisions of this Section 4.01(iii) if such Holder otherwise may participate in such distribution without conversion (based upon the Applicable Conversion Rate and upon the same terms as holders of the Common Stock).

(iv) Prior to the close of business on the Business Day immediately preceding August 15, 2014, if a transaction or event that constitutes a Fundamental Change occurs, Holders may surrender Securities for conversion at any time from and after the date which is 25 Scheduled Trading Days prior to the anticipated effective date of such transaction until the 45th day following the effective date of such transaction (or, if earlier and to the extent applicable, the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date). The Company shall notify Holders of the anticipated effective date of the Fundamental Change (i) as soon as practicable following the date the Company publicly announces such transaction but in no event less than 25 Scheduled Trading Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least 25 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction. The Company shall update its notice promptly if the anticipated effective date subsequently changes.

The Initial Conversion Rate is subject to adjustment as provided in this Article 4.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a notice pursuant to Section 3.9 exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 3.9.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

SECTION 4.2 CONVERSION PROCEDURE.

(a) In order to exercise the conversion privilege with respect to any interest in a Global Security, a Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and pay the funds, if any, required by Section 4.3(d) and any transfer or similar tax, if required, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any definitive Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) pay the funds, if any, required under Section 4.3(d); and

(v) pay all transfer or similar tax, if required.

The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Conversion Agent shall, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Securities.

(b) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the close of business on the relevant Conversion Date; provided, however, that the person in whose name the certificate or certificates for the number of shares of Common Stock, if any, that shall be issuable upon such conversion in respect of any Trading Day during a Cash Settlement Averaging Period, if applicable, shall become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day of such Cash Settlement Averaging Period.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.3 SETTLEMENT UPON CONVERSION.

(a) Upon conversion of any Security, except as set forth in Section 4.3(f), on the third Trading Day immediately following the last Trading Day of the relevant Cash Settlement Averaging Period, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a “Settlement Amount“ equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Cash Settlement Averaging Period for such Security.

(b) The “Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:

(i) cash equal to the lesser of $50.00 and the Daily Conversion Value, and

(ii) to the extent the Daily Conversion Value exceeds $50.00, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and $50.00, divided by (y) the Daily VWAP of the Common Stock for such Trading Day.

(c) Subject to Section 4.3(d), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, unless such conversion occurs between a regular record date and the interest payment date to which it relates. Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities.

(d) Upon the conversion of any Securities, the Holder shall not be entitled to receive any additional cash payment for accrued and unpaid interest, except to the extent specified below. The Company’s delivery to the Holder of cash and, if applicable, Common Stock, together with any cash payment for any fractional share of Common Stock, into which a Security is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities so converted and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Securities are converted between close of business on a regular record date for the payment of interest and the open of business on the next interest payment date, Holders of such Securities at the close of business on such regular record date shall receive the interest payable on such Securities on the corresponding interest payment date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the next interest payment date on the Securities so converted; provided that no such payment need be made (i) for conversions following the regular record date immediately preceding February 15, 2015, (ii) for Securities or portions thereof presented for purchase upon a Fundamental Change on a Fundamental Change Repurchase Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day, or to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(e) The Company will not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company will pay an amount in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period.

(f) The Company shall, subject to the exceptions set forth in this Section 4.3(f), deliver the conversion consideration in respect of any Securities that a Holder converts by the third Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period. However, if prior to the Conversion Date for any Securities, the Common Stock has been replaced by Reference Property consisting solely of cash (pursuant to the provisions set forth in Section 4.8), the Company shall deliver the conversion consideration due in respect of conversion on the tenth Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable shall not be available as of the applicable settlement date, the Company shall deliver the additional shares of Common Stock resulting from that adjustment on the Third Trading Day after the earliest Trading Day on which such calculation can be made.

SECTION 4.4 TAXES ON CONVERSION.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Company (through its stock transfer agent) may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Company (through its stock transfer agent) receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5 COMPANY TO PROVIDE STOCK.

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NASDAQ Global Select Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

SECTION 4.6 ANTI-DILUTION ADJUSTMENTS.

The Applicable Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(a) the Company pays a dividend or makes a distribution on the Common Stock, payable exclusively in shares of Common Stock, in which event, the conversion rate in effect immediately before the open of business on the Ex-Dividend Date for that dividend or distribution will be increased by multiplying: (x) the Applicable Conversion Rate; by (y) a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such dividend or other distribution, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately before such dividend or distribution.

Any adjustment made pursuant to this Section 4.6(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 4.6(a) is declared but not so paid or made, the Applicable Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) the Company issues to all or substantially all holders of Common Stock rights or warrants that allow such holders to purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price, by multiplying: (x) the Applicable Conversion Rate; by (y) a fraction, (1) the numerator of which is the sum of the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such issuance, and the total number of shares of Common Stock issuable pursuant to such rights or warrants, and (2) the denominator of which is the sum of the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such issuance, and the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase made under this Section 4.6(b) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights or warrants are not exercised prior to their expiration or termination, the Applicable Conversion Rate shall be decreased to the Applicable Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. To the extent such rights or warrants are not so issued, the Applicable Conversion Rate shall be decreased to be the Applicable Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the purposes of this Section 4.6(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such distribution, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined by the Board of Directors.

(c) the Company:

(1) subdivides or splits the outstanding shares of Common Stock into a greater number of shares; or

(2) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares;

then the Applicable Conversion Rate will be adjusted by multiplying (x) the Applicable Conversion Rate; by (y) a fraction, (1) the numerator of which is the number of shares of Common Stock outstanding immediately after such subdivision, split or combination, as the case may be, and (2) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision, split or combination, as the case may be.

Any adjustment made pursuant to this Section 4.6(c) shall become effective immediately after the open of business on the effective date for such share split, share combination or reclassification. As used in this Section 4.6(c), “effective date” means, in respect of any transaction, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Closing Price), regular way, reflecting the transaction.

(d) the Company distributes to all or substantially all holders of Common Stock evidences of indebtedness, securities or assets or certain rights to purchase its securities (provided, however, that if these rights are only exercisable upon the occurrence of specified triggering events, then the Applicable Conversion Rate will not be adjusted until the triggering events occur), but excluding:

(1) dividends or distributions described in paragraph (a) above;

(2) rights or warrants described in paragraph (b) above;

(3) dividends or distributions paid exclusively in cash described in paragraph (f), (g) or (h) below (the “distributed assets”),

in which event (other than in the case of a spin-off as described below), the conversion rate in effect immediately before the open of business on the Ex-Dividend Date for that distribution will be increased by multiplying:

(x) the Applicable Conversion Rate; by

(y) a fraction, (1) the numerator of which is the current market price of the Common Stock and (2) the denominator of which is the current market price of the Common Stock minus the fair market value, as determined by the Board of Directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

For purposes of this paragraph (d) (unless otherwise stated), the “current market price” of the Common Stock means the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the Ex-Dividend Date for such distribution, and the new Applicable Conversion Rate shall take effect immediately after the open of business on the Ex-Dividend Date for such distribution.

If such distribution is not so paid or made, the Applicable Conversion Rate shall be decreased to be the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, in cases where (x) the fair market value per share of Common Stock of the distributed assets as of the open of business on the Ex-Dividend Date for such distribution equals or exceeds the current market price of the Common Stock, or (y) the current market price of the Common Stock exceeds the fair market value per share of Common Stock of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, the Holder will have the right to receive upon conversion, in addition to the cash and, if applicable, number of shares of Common Stock which such Holder is entitled to receive, the distributed assets the Holder would have received if the Holder had already owned a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to the record date for the distribution.

(e) In respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit, referred to herein as a “spin-off”, the Applicable Conversion Rate in effect immediately before the open of business on the Ex-Dividend Date for that distribution will be increased by multiplying:

(x) the Applicable Conversion Rate; by

(y) an adjustment factor equal to the sum of the daily adjustments for each of the ten consecutive Trading Days beginning on the Ex-Dividend Date of the spin-off.

For purposes of this paragraph (e) (unless otherwise stated), the “daily adjustment” for any given Trading Day is equal to a fraction, the numerator of which is the closing price of the Common Stock on that Trading Day plus the closing price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of the Common Stock on that Trading Day, and the denominator of which is the product of 10 and the closing price of the Common Stock on that Trading Day. The adjustment to the Applicable Conversion Rate in the event of a spin-off will occur immediately after the open of business on the day after the tenth Trading Day from, and including, the Ex-Dividend Date of the spin-off, but shall be given effect as of the open of business on the Ex-Dividend Date for the spin-off. If the Ex-Dividend Date for the spin-off is less than ten Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 4.6(e) to ten consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Applicable Conversion Rates in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Ex-Dividend Date for the spin-off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Applicable Conversion Rate, in respect of any conversion during the ten consecutive Trading Days commencing on the Ex-Dividend Date for any spin-off, references within the portion of this Section 4.6(e) to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such spin-off to, but excluding, the relevant Conversion Date.

(f) the Company makes a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, in which event the Applicable Conversion Rate on the Ex-Dividend Date for such distribution will be adjusted by multiplying:

(1) the Applicable Conversion Rate immediately prior to the open of business on the Ex-Dividend Date for such distribution; by

(2) a fraction, (A) the numerator of which is the current market price of the Common Stock, and (B) the denominator of which is the current market price of the Common Stock, minus the amount per share of such distribution.

Notwithstanding the foregoing, in cases where (i) the amount per share of Common Stock of such distribution equals or exceeds the current market price of the Common Stock or (ii) the current market price of the Common Stock exceeds the amount per share of Common Stock of such distribution by less than $1.00, in lieu of the foregoing adjustment, the Holder will have the right to receive upon conversion, in addition to the cash and, if applicable, number of shares of Common Stock which such Holder is entitled to receive, such distribution the Holder would have received if the Holder had already owned a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to the record date.

For purposes of this paragraph (f), the “current market price” of the Common Stock means the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the Ex-Dividend Date for such cash distribution, and the new Applicable Conversion Rate shall take effect immediately after the open of business on the Ex-Dividend Date for such distribution.

If any distribution described in this Section 4.6(f) is declared but not so paid or made, the Applicable Conversion Rate shall be readjusted to the Applicable Conversion Rate that would then be in effect if such distribution had not been declared.

(g) the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the current market price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Applicable Conversion Rate will be adjusted by multiplying:

(1) the Applicable Conversion Rate immediately prior to the open of business on the Trading Day next succeeding the last day on which tender or exchange may be made; by

(2) a fraction, (A) the numerator of which will be the sum of (1) the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common Stock the Company or any such Subsidiary purchases in the tender or exchange offer and (2) the product of (x) the number of shares of Common Stock outstanding less any such purchased shares and (y) the current market price of the Common Stock on the Trading Day next succeeding the date of the expiration of the tender or exchange offer, and (B) the denominator of which will be the product of (1) the number of shares of Common Stock outstanding, including any such purchased shares, and (2) the current market price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender or exchange offer.

The adjustment to the Conversion Rate under this Section 4.6(g) shall be given effect at the open of business on the Trading Day next succeeding the date of the expiration of the tender or exchange offer. For purposes of this Section 4.6(g) (unless otherwise stated) the “current market price” of the Common Stock means the average of the Closing Prices of the Common Stock for the five consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date of the expiration of the tender or exchange offer. If the Trading Day next succeeding the date of expiration of the tender or exchange offer is less than five consecutive Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references in this Section 4.6(g) to five consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Trading Day next succeeding the date of expiration of the tender or exchange offer to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Applicable Conversion Rate, in respect of any conversion during the five consecutive Trading Days commencing on the Trading Day next succeeding the date of expiration of the tender or exchange offer, references in this Section 4.6(g) to five consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date of expiration of the tender or exchange offer to, but excluding, the relevant Conversion Date.

(h) the Company or one of its Subsidiaries makes a payment in respect of a repurchase of the Common Stock, the consideration for which exceeded the then-prevailing market price of the Common Stock (such amount being the “repurchase premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or a Subsidiary involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by the Company and its Subsidiaries of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of the Common Stock, the Applicable Conversion Rate will be adjusted by multiplying:

(1) the Applicable Conversion Rate; by

(2) a fraction, (A) the numerator of which is the current market price of the Common Stock and (B) the denominator of which is (1) the current market price of the Common Stock, minus (2) the quotient of (x) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (y) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors; provided that no adjustment to the Applicable Conversion Rate shall be made to the extent the Applicable Conversion Rate is not increased as a result of the above calculation; and provided further that the repurchases of Common Stock effected by the Company, its Subsidiaries or their respective agents in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Applicable Conversion Rate made under this paragraph (h). For purposes of this paragraph (h), (i) the market capitalization will be calculated by multiplying (A) the current market price of the Common Stock by (B) the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment, (ii) the current market price will be the average of the Closing Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment, and (iii) in determining the repurchase premium, the “then-prevailing market price” of the Common Stock will be the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

The adjustment to the Conversion Rate under this Section 4.6(h) shall be given effect at the open of business on the Trading Day next succeeding the date of the repurchase triggering the adjustment. If the Trading Day next succeeding the date of the repurchase triggering the adjustment is less than five consecutive Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references in this Section 4.6(h) to five consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Trading Day next succeeding the date of the repurchase triggering the adjustment to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the Applicable Conversion Rate, in respect of any conversion during the five consecutive Trading Days commencing on the Trading Day next succeeding the date of the repurchase triggering the adjustment, references in this Section 4.6(g) to five consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date of the repurchase triggering the adjustment to, but excluding, the relevant Conversion Date.

In addition to the adjustments set forth above, the Company may increase the Applicable Conversion Rate as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Applicable Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has determined that such increase would be in the Company’s best interests. If the Board of Directors makes such a determination, it will be conclusive. The Company will give Holders at least 15 days’ notice of such an increase in the Applicable Conversion Rate.

No adjustment to the Applicable Conversion Rate or a Holder’s ability to convert its Securities will be made if the Holder otherwise participated in the distribution without conversion.

The Applicable Conversion Rate will not be adjusted:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (2) and outstanding as of the date the Securities were first issued;

(4) for a change in the par value of the Common Stock; or

(5) for accrued and unpaid interest, if any.

If a Holder will receive shares of Common Stock upon conversion of Securities, then the Holder will also receive any associated rights under any stockholder rights plan the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

Substantially simultaneously with an adjustment of the Applicable Conversion Rate, the Company will disseminate a press release detailing the new Applicable Conversion Rate and other relevant information.

(i) If:

(i) the Company is required to satisfy its conversion obligation through delivery of a combination of cash and Common Stock and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Cash Settlement Averaging Period applicable to Securities that a Holder has converted,

(ii) any distribution or transaction set forth in Section 4.6(a), Section 4.6(b), Section 4.6(c), Section 4.6(d), Section 4.6(e), Section 4.6(f), Section 4.6(g) or Section 4.6(h) has not yet resulted in an adjustment to the Applicable Conversion Rate on the Trading Day in question, and

(iii) the shares the Holder shall receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company shall adjust the number of shares that it delivers to the Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

SECTION 4.7 TRUSTEE’S DISCLAIMER.

The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate. In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining the Closing Price, the Conversion Price, the Daily VWAP, the Trading Price Condition, the number of Additional Shares to be delivered, the amounts to be paid or for monitoring any stock price. For the avoidance of doubt, the Trustee and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.1, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.1.

SECTION 4.8 EFFECT OF RECAPITALIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

In the case of a reclassification, consolidation, merger, sale or transfer of assets or other transactions pursuant to which all or substantially all of the Common Stock would be converted into other securities, cash or property (“Reference Property”), the Holders shall be entitled thereafter to convert Securities into the kind and amount of other securities, cash or property that the Holder of a number of shares of the Common Stock equal to the Applicable Conversion Rate would have owned or been entitled to receive upon such transaction; provided, however, that (i) at and after the effective time of such a reclassification, consolidation, merger, sale or transfer of assets or other transactions, the conversion obligation shall be calculated and settled in accordance with Section 4.3 such that (A) any amount payable in cash upon conversion of the Notes as set forth under Section 4.3 shall continue to be payable as set forth in Section 4.3, (B) the number of shares of Common Stock deliverable upon conversion of the Notes under Section 4.3, if any, shall be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such reclassification, consolidation, merger, sale or transfer of assets or other transactions and (C) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have been entitled to receive in such reclassification, consolidation, merger, sale or transfer of assets or other transactions and (ii) if the Company has exercised its option under Section 3.11(a)(1), the right to convert Securities into Common Stock will instead be changed into a right to convert Securities into Public Acquirer Common Stock in accordance with Section 3.11.

SECTION 4.9 LIMITATION ON ISSUANCES OF COMMON STOCK

(a) Notwithstanding anything to the contrary in this Indenture, unless the Company shall have received the stockholder approval described in Section 4.9(c) (which the Company shall have no obligation to seek), the Company shall not issue any shares of Common Stock pursuant to this Indenture (such shares, “Indenture Shares”) if, after giving effect to such issuance, the aggregate number of Indenture Shares issued pursuant to this Indenture (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the Applicable Conversion Rate pursuant to this Article 4) would exceed the “Maximum Shares“ as calculated at the time of the proposed issuance by multiplying (x) 0.1999 by (y) the number of shares of Common Stock outstanding on the date of the original issuance of the Securities, as appropriately adjusted for any subsequent event that would give rise to a change in the Applicable Conversion Rate pursuant to this Article 4.

(b) In no event will the Company take any action that would require adjustment to the Applicable Conversion Rate, nor will the Company adjust the Applicable Conversion Rate, if such Applicable Conversion Rate adjustment would require the Company to issue, upon conversion of the Securities, a number of shares of Common Stock that would require the Company to obtain prior stockholder approval under the rules and regulations of the NASDAQ Global Select Market, and, if applicable, the rules of the exchange or quotation system on which the Common Stock is then traded, without obtaining such prior stockholder approval.

(c) The restrictions of Section 4.9(a) shall automatically terminate if and when the stockholders of the Company duly approve the issuance of shares of Common Stock under this Indenture in excess of the Maximum Shares for purposes of NASDAQ Listing Rule 5635(d) or any successor rule or any rule of any other principal exchange on which the Common Stock is then traded.

(d) For the avoidance of doubt, the Applicable Conversion Rate for purposes of determining the “Maximum Shares” issuable pursuant to Section 4.9(a) shall be determined pursuant to Section 4.6, without giving effect to any Additional Shares that would be added to the Conversion Rate pursuant to Section 3.10.

SECTION 4.10 CALCULATIONS.

Except as otherwise expressly provided in this Indenture, the Company shall be responsible for making all calculations called for under this Indenture and the Securities. These calculations include, but are not limited to, determinations of any Closing Price of the Common Stock, the Conversion Price, the Daily VWAP, the Trading Price Condition, accrued interest payable on the Securities and the Applicable Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Securities upon the request of that Holder at the sole cost and expense of the Company.

ARTICLE 5

COVENANTS

SECTION 5.1 PAYMENT OF SECURITIES.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal (including premium, if any) or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The

Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office or agency of the Trustee in New York City), in Cash; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

SECTION 5.2 SEC REPORTS.

The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. It is agreed that the filing of such reports via the SEC’s EDGAR system shall constitute “filing” of such reports with the Trustee for purposes of this Section 5.2.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.3 COMPLIANCE CERTIFICATES.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2011), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Company shall, within 30 calendar days, upon becoming aware of any Event of Default, deliver to the Trustee a statement specifying such Event of Default.

SECTION 5.4 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 5.5 MAINTENANCE OF CORPORATE EXISTENCE.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 5.6 STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 6.2 SUCCESSOR SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, there shall be an adjustment to the Applicable Conversion Rate and the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 7

DEFAULT AND REMEDIES

SECTION 7.1 EVENTS OF DEFAULT.

An “Event of Default“ shall occur if:

(1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, on a Fundamental Change Repurchase Date or otherwise) or fails to comply with its obligation to convert the Securities in accordance with the Indenture upon exercise of a Holder’s right in accordance with Article 4 hereof;

(3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

(4) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable;

(5) the Company fails to provide notice of a Fundamental Change to the Trustee and to each Holder if required by Section 3.9 for a period of 30 days after notice of failure to do so;

(6) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an “Instrument”) with an aggregate outstanding principal amount then outstanding in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder;

(7) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law“ means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian“ means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 7.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 7.1 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice from the Company, a Paying Agent, or any Holder thereof shall have been received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references this Indenture.

SECTION 7.2 ACCELERATION.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 7.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Notwithstanding the foregoing, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with the Company’s obligation to file reports with the SEC in accordance with Section 5.2 (a “Filing Failure”) shall for the first one hundred eighty (180) days after the occurrence of such Event of Default (the “Extension Period”) consist exclusively of the right of Holders to receive a fee (the “Extension Fee”) accruing at the rate of 1.00% per annum of the aggregate principal amount of Securities that are then outstanding, on the terms and in the manner described below. Any Extension Fee shall be paid at the same times and in the same manner as interest shall be paid in accordance with this Indenture. The Extension Fee shall accrue on the Securities that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred eighty (180) days after the occurrence of the Event of Default. The Company must give written notice of its election to pay the Extension Fee prior to the occurrence of the Event of

Default. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Securities shall be subject to acceleration as provided in this Section 7.2. This right shall not affect the rights of Holders of Securities if any other Event of Default occurs under the Indenture. If the Company does not pay the Extension Fee on a timely basis in accordance with this Section 7.2, the Securities shall be subject to acceleration as provided in this Section 7.2. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Securities will be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period, provided, however, that to the extent the Company has agreed to pay an additional Extension Fee in accordance with the terms of this Section 7.2 as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the Securities will not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple overlapping Filing Failures, the aggregate amount of all Extension Fees paid in a year shall not exceed 1.00% per annum of the aggregate principal amount of the Securities that are outstanding as of the beginning of such year.

SECTION 7.3 OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.4 WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, a failure by the Company to convert any Securities in accordance with the provisions of the Securities and this Indenture or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 7.5 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.6 LIMITATIONS ON SUITS.

A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 7.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 7.8 COLLECTION SUIT BY TRUSTEE.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10 PRIORITIES.

If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 8.7;

Second, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including premium, if any) and interest, respectively; and

Third, the balance, if any, to the Company or to such other person a court of competent jurisdiction may determine. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8

TRUSTEE

SECTION 8.1 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of subsection (b) of this Section 8.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.2 RIGHTS OF TRUSTEE.

Subject to Section 8.1:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 8.3 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.

SECTION 8.4 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the recitals contained herein or the Securities other than its certificate of authentication.

SECTION 8.5 NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it is known to the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

SECTION 8.6 RESERVED.

SECTION 8.7 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 7.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 8.7 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

SECTION 8.8 REPLACEMENT OF TRUSTEE.

The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 8.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

SECTION 8.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 8.10 ELIGIBILITY; DISQUALIFICATION.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 8.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 8.12 MAY HOLD SECURITIES.

The Trustee, any Paying Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent or such other agent.

SECTION 8.13 MONEY HELD IN TRUST.

The Trustee, any Paying Agent or any other agent of the Company shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.1 SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at the Final Maturity Date within one year,

and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in cash an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (including premium, if any) and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Final Maturity Date;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.9, 3.10, 3.11, 3.12 and 11.5, Article 4, the last paragraph of Section 5.2 and this Article 9, shall survive until the Securities have been paid in full.

SECTION 9.2 APPLICATION OF TRUST MONEY.

Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

SECTION 9.3 REPAYMENT TO COMPANY.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 9.1 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 9.3 shall be held uninvested and without any liability for interest.

SECTION 9.4 RESERVED.

SECTION 9.5 RESERVED.

SECTION 9.6 RESERVED.

SECTION 9.7 REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1 WITHOUT CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(a) to comply with Section 6.1;

(b) to cure any ambiguity, defect or inconsistency;

(c) to make any other change that does not adversely affect the rights of any Securityholder;

(d) to comply with the provisions of the TIA;

(e) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company;

(f) to secure the Company’s obligations with respect to the Securities; or

(g) to appoint a successor Trustee.

SECTION 10.2 WITH CONSENT OF HOLDERS.

The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.4, may not:

(a) change the stated maturity of the principal of, or interest on, any Security;

(b) reduce the principal amount of, or any premium or interest on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the place or currency of payment of principal of, or any premium or interest on, any Security;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change in a manner adverse to Holders;

(g) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

(h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

(j) modify any of the provisions of this Section or Section 7.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.

SECTION 10.3 RESERVED.

SECTION 10.4 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (j) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.5 NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 10.7 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1 RESERVED.

SECTION 11.2 NOTICES.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

Attention: Chief Financial Officer or General Counsel

Facsimile No.: (775) 832-8501

Phone No.: (775) 832-8500

If to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.

700 South Flower St., Suite 500

Los Angeles, California 90017

Attention: Corporate Trust Administration

Facsimile No.: (213) 630-6298

Phone No.: (213) 630-6256

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service or by other electronic means to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 11.3 RESERVED.

SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.5 RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 11.6 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 11.7 LEGAL HOLIDAYS.

A “Legal Holiday“ is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.8 GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10 NO RECOURSE AGAINST OTHERS.

All liability described in paragraph 19 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.11 SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12 MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 11.13 SEPARABILITY.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14 TAX TREATMENT.

The Company agrees, and by acceptance of beneficial ownership in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes to treat the Securities as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

SECTION 11.15 RESERVED.

SECTION 11.16 TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.17 WAIVER OF JURY TRIAL

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

PDL BIOPHARMA, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

Schedule I

Additional Shares Table

The following table sets forth the hypothetical Stock Price and number of Additional Shares per $1,000 principal amount of Securities:

		123		123		123		123		123		123		123		123		123
Effective Date	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

February 15, 2011		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]
February 15, 2012		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]
February 15, 2013		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]
February 15, 2014		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]
February 15, 2015		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]		[•]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	These paragraphs should be included only if the Security is a Global Security.

PDL BIOPHARMA, INC.

CUSIP No.:

2.875% SERIES 2011 CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

PDL BIOPHARMA, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of                      Dollars ($                    ) on February 15, 2015, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2012

Record Dates:	February 1 and August 1

This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PDL BIOPHARMA, INC.

By
Name:
Title:

Attest:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

PDL BIOPHARMA, INC. 2.875% SERIES 2011 CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

1.	INTEREST

PDL BioPharma, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.875% per annum. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing on February 15, 2012. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2011; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.875% Convertible Senior Securities due February 15, 2015 (the “Securities”), issued under an Indenture, dated as of January [•], 2012 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include, and are subject to, the terms of the Indenture. The Securities are unsecured obligations of the Company. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	RESERVED

6.	RESERVED

7.	REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

Subject to the terms and conditions of the Indenture (including the rights of the Company upon delivery of a Public Acquisition Notice as described in Section 3.11 of the Indenture and Section 8 hereof), if a Fundamental Change occurs at any time prior to the Final Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase any or all of such Holder’s Securities for cash in an amount equal to 100% of the Principal Amount of the Securities to be purchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental Change Repurchase Price will not include the amount of accrued and unpaid interest payable on such interest payment date and such accrued and unpaid interest will be paid to the Holder of record at the close of business on the corresponding interest payment record date. Subject to Sections 3.9(b) and 3.11 of the Indenture, on or before the 15th day after the effective date of a Fundamental Change, the Company will provide to all Holders of the Securities and the Trustee and Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. To exercise the repurchase right, a Holder must deliver the Fundamental Change repurchase notice duly completed to the Paying Agent as described in the Indenture.

Notwithstanding the foregoing, the Holders will not have the right to require the Company to repurchase any Securities if a Fundamental Change described in clause (b) or (c) in the definition of Fundamental Change occurs (and the Company will not be required to deliver the notice described in Section 3.9(c) of the Indenture), if either:

(1) the Closing Price for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the effective date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of ten consecutive Trading Days ending immediately before the effective date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause (c) of the definition of Fundamental Change, equals or exceeds

105% of the quotient of $1,000 divided by the Applicable Conversion Rate in effect on each of those five Trading Days; or

(2) at least 95% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or (c) of the definition of Fundamental Change consists of shares of Capital Stock (or American Depository Shares representing such Capital Stock) traded on the New York Stock Exchange or another United States national securities exchange or quoted on the NASDAQ Global Select Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into shares of such Capital Stock (or American Depository Shares representing such Capital Stock), subject to the provisions set forth under Section 4.3 of the Indenture.

Holders have the right to withdraw any Fundamental Change repurchase notice, in whole or in part, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date, has been deposited with the Paying Agent on or prior to the Business Day following the Fundamental Change Repurchase Date, all interest shall cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price, upon surrender of such Securities.

8.	PUBLIC ACQUIRER CHANGE OF CONTROL

Within fifteen Trading Days prior to but not including the expected effective date of a Fundamental Change that is also a Public Acquirer Change of Control, subject to certain exceptions set forth in the Indenture, the Company will provide a Public Acquisition Notice to all Holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

(i) elect to adjust the Applicable Conversion Rate and related conversion obligation as described in Section 3.11 of the Indenture, in which case the Holders will not have the right to require the Company to repurchase their Securities as described in Section 3.9 of the Indenture and will not have the right to the Applicable Conversion Rate adjustment described in Section 3.10 of the Indenture; or

(ii) not elect to adjust the Applicable Conversion Rate and related conversion obligation as described in Section 3.11 of the Indenture, in which case the Holders will have the right to require the Company to repurchase their Securities as described in Section 3.9 of the Indenture and/or the right to an Applicable Conversion Rate adjustment as described in Section 3.10 of the Indenture, in each case in accordance with the respective provisions of those Sections.

If the Public Acquisition Notice indicates that the Company is making the election described in clause (i) above, then the Applicable Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control, Holders of the Securities will be entitled to convert their Securities into cash and, if applicable, a number of shares of Public Acquirer Common Stock pursuant to Section 3.11 of the Indenture.

9.	CONVERSION

As provided in and subject to the terms of the Indenture, a Holder of a Security may, during periods and upon the occurrence of conditions specified in the Indenture, convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash up to the aggregate principal amount of the Securities to be converted and if applicable, shares of Common Stock, in respect of the remainder, if any, at any time prior to the close of business on the last Business Day prior to the Final Maturity Date, at the Applicable Conversion Rate in effect on the Conversion Date; provided, however, that, if such Security is submitted or presented for purchase pursuant to Article 3 of the Indenture, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

The Initial Conversion Rate means [•] shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

To convert a Security that is a Global Security, a Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and pay the funds, if any, required by Section 4.3(d) of the Indenture and any transfer or similar tax, if required, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. To convert a Security that is a definitive Security, a Holder must (a) complete and manually sign the conversion notice set forth below, or a facsimile of such notice, and deliver such notice, which is irrevocable, to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) if required, furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) pay the funds, if any, required under Section 4.3(d) of the Indenture and (e) pay all transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof subject to purchase upon a Fundamental Change on a Fundamental Change Repurchase Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder had delivered a Fundamental Change repurchase notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change repurchase notice is withdrawn in accordance with the terms of the Indenture.

10.	RESERVED

11.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

13.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the

Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

16.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal (including, without limitation, premium, if any) on the Securities when due or failure to comply with its obligation to convert the Securities in accordance with the Indenture upon exercise of a Holder’s right in accordance with Article 4 thereof; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Securities; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary; (v) the Company fails to provide a notice of a Fundamental Change within 30 days after notice of failure to timely deliver the same; and (vi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17.	TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

19.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

20.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451, Attention: Investor Relations.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash up to the aggregate principal amount of the Securities to be converted and if applicable, shares of Common Stock in respect of the remainder, in accordance with the terms of the Indenture referred to in this Security, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any payment for fractional shares of Common Stock, and any Securities representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below.

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000):	$	.

If you want the registration of any shares of Common Stock and Notes issued in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Participant Name and Number

OPTION TO ELECT REPURCHASE

UPON A FUNDAMENTAL CHANGE

To: PDL BioPharma, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from PDL BioPharma, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

Participant Name and Number

SCHEDULE OF EXCHANGES OF SECURITY2

The following exchanges, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[2]	This schedule should be included only if the Security is a Global Security.